Exhibit 99.1








                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 11-K



                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934 - For the
                       fiscal year ended December 31, 2002


                         Commission file number 1-13905
                                                -------



     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                       COMPX CONTRIBUTORY RETIREMENT PLAN
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            COMPX INTERNATIONAL INC.
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                                    SIGNATURE


     Pursuant  to  the   requirements   of  the  Securities  Act  of  1934,  the
Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                             COMPX CONTRIBUTORY RETIREMENT PLAN

                        By:  ADMINISTRATIVE COMMITTEE OF THE
                             COMPX CONTRIBUTORY RETIREMENT PLAN

                        By:  /s/ Raymond S. Staton
                             ------------------------------------
                             Raymond S. Staton
                             Committee Member



                       COMPX CONTRIBUTORY RETIREMENT PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                                December 31, 2002

                                      with

                        REPORT OF INDEPENDENT ACCOUNTANTS

                       COMPX CONTRIBUTORY RETIREMENT PLAN

             Index of Financial Statements and Supplemental Schedule



                                                                      Page

Report of Independent Accountants                                      2

Financial Statements

   Statements of Net Assets Available for Benefits -
     December 31, 2001 and 2002                                        3

   Statement of Changes in Net Assets Available for Benefits -
     Year ended December 31, 2002                                      4

   Notes to Financial Statements                                      5-8

Supplemental Schedule

 Schedule H, line 4i - Schedule of Assets (Held at End of Year) -
  December 31, 2002                                                    9

                         Report of Independent Auditors



To the Administrative Committee of
 CompX Contributory Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of CompX Contributory Retirement Plan (the "Plan") at December 31, 2001 and 2002 and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                  PricewaterhouseCoopers LLP


Dallas, Texas
June 6, 2003

                       COMPX CONTRIBUTORY RETIREMENT PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 2001 and 2002



                                                       2001              2002
                                                       ----              ----

Assets:
Investments at fair value ....................      $13,681,452      $12,613,840

Contributions receivable - employer ..........          451,572          536,559
                                                    -----------      -----------

    Net assets available for benefits ........      $14,133,024      $13,150,399
                                                    ===========      ===========

                       COMPX CONTRIBUTORY RETIREMENT PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 2002




Additions:
  Investment income - interest and dividends ................      $    366,271
                                                                   ------------

  Contributions:
    Employer ................................................           534,362
    Participants ............................................         1,338,625
                                                                   ------------

                                                                      1,872,987

      Total additions .......................................         2,239,258
                                                                   ------------

Deductions:
  Net depreciation in fair value of investments .............         2,318,155
  Benefits to participants ..................................           899,313
  Administrative expenses ...................................             4,415
                                                                   ------------

      Total deductions ......................................         3,221,883
                                                                   ------------

Net decrease in net assets available for benefits ...........          (982,625)

Net assets available for benefits:
  Beginning of year .........................................        14,133,024
                                                                   ------------

  End of year ...............................................      $ 13,150,399
                                                                   ============

                       COMPX CONTRIBUTORY RETIREMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Plan and significant accounting policies:


     General. The following description of the Compx Contributory Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan which covers eligible salaried and hourly U.S. employees of CompX International Inc. and its U.S. subsidiaries (collectively, the "Employer"). Employees are eligible to participate in the Plan as of the first entry date, as defined, concurrent with or next following the completion of 90 days of eligible service and attaining 20 years of age. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The Employer is a 69%-owned subsidiary of Valhi, Inc. at December 31, 2002. Valhi is a 93%-owned subsidiary of Contran Corporation at December 31, 2002. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons, of which Mr. Simmons is sole trustee. Mr. Simmons, the Chairman of the Board of each of Contran and Valhi, may be deemed to control each of such companies and the Employer.

     Contributions. The Plan permits participants to defer 1% to 100% of their pre-tax annual compensation as contributions, not to exceed a deferral of $11,000 in 2002 (subject to adjustment in future years), through payroll deductions. Beginning January 1, 2002, participants who will be at least age 50 by the end of the Plan year may elect to make "catch-up" contributions, not to exceed an additional deferral of $1,000 in 2002 (subject to adjustments in future years) through payroll deductions. The Employer's contribution is based upon a profit-sharing formula and the Employer's profit, as defined, during the Plan year. The Employer's contribution is allocated to participants' accounts on a percentage or matching basis relative to the participants' contributions (excluding catch-up contributions) for the year. The Employer's contribution is reduced, as provided by the Plan, by nonvested amounts forfeited by participants who withdraw from the Plan. At December 31, 2001 and 2002, unallocated forfeited nonvested accounts were $21,274 and $45,501 respectively. For the years ended December 31, 2001 and 2002, forfeitures of nil and $59 were used to reduce employer contributions, respectively.

     Vesting and benefits. Salary deferrals (including earnings thereon) are immediately vested while Employer contributions (including earnings thereon) vest at the rate of 20% per year of service, as defined.

     Upon termination of employment, retirement, death or disability, a participant (or beneficiary, if applicable) may elect to receive either (i) a lump sum amount equal to the vested value of the participant's accounts or (ii) installments over a period of not more than 30 years. With the consent of the Plan administrators, participants can borrow amounts from their vested account balances, subject to certain limitations under the Plan.

     Benefits are recorded when paid.

     Participants' accounts. Participants can direct the Plan administrator to invest, in 1% increments, their account balance in publicly-traded registered investment companies or pooled funds administered by Putnam Investments or in CompX International Inc. common stock (not to exceed 25% of account balances). Below are the investment fund options available to participants at December 31, 2002:

     Putnam Voyager Fund - Seeks capital appreciation. Invests primarily in common stocks.

     Putnam Vista Fund - Seeks capital appreciation. Invests primarily in common stocks.

     Putnam OTC and Emerging Growth Fund - Seeks capital appreciation. Invests primarily in common stocks of small- to medium-sized "emerging growth" companies traded in the over-the-counter ("OTC") market.

     The George Putnam Fund of Boston - Seeks to provide a balanced investment which will produce both capital growth and current income. Invests in a diversified group of stocks and bonds.

     PIMCO  Total  Return  Fund  -  Seeks  maximum   current  income  and  price
appreciation. Invests in fixed-income securities from all major sectors of the bond market.

     UAM ICM Small Company Portfolio Fund - Seeks maximum, long-term total return. Invests in common stocks of smaller to midsize companies.

     Putnam Stable Value Fund - This pooled fund seeks stable principal and relatively high current income. Invests primarily in high-quality fixed-income investments.

     Putnam  Asset   Allocation   Fund  -  Growth   Portfolio  -  Seeks  capital
appreciation. Invests in both stocks and bonds.

     Putnam Asset Allocation Fund - Balanced Portfolio - Seeks total return. Invests in both stocks and bonds.

     Putnam Asset Allocation Fund - Conservative Portfolio - Seeks total return with preservation of capital. Invests in both stocks and bonds.

     Putnam S&P 500 Index Fund - This pooled fund seeks to mirror the performance and composition of Standard & Poor's 500 Composite Index.

     Equity Income Fund - Seeks to provide current income by investing primarily in Diversified Portfolio of income producing equity securities.

     Putnam International Growth Fund - Seeks capital appreciation. Invests in growth and value stocks outside of the United States.

     Managers  Special  Equity  Fund  -  Seeks  capital   appreciation   through
investment primarily in the equity securities of a diversified group of companies expected to have superior earnings and growth potential. The fund's investments will tend to be in the securities of companies having small to medium market capitalizations.

     Company Stock Fund - Invests in CompX International Inc. class A common stock.

     The above fund descriptions provide only general information. Participants should refer to the Prospectus of each fund for a more complete description.

     Each participant's account is credited with the participant's contribution and an allocation of the Employer's contribution and Plan earnings, and charged with an allocation of administrative expenses. Allocations are based on participant earnings, matching or account balances, as defined in the Plan.

     In addition to the Putnam Funds, a "Loan Fund" is maintained to account for loans to participants, as permitted by the Plan. These loans, which are secured by the balance in the participant's account, bear interest at rates ranging from 5.25% to 10.5% and mature through 2016.

     Plan termination. The Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, in compliance with the provisions of ERISA. In the event the Plan is terminated, the accounts of all participants will become fully vested.

     Basis of accounting. The financial statements of the Plan are prepared in accordance with accounting principles generally accepted in the United States of America. Valuation of investments is more fully described in Note 2.

     Management estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results may, in some instances, differ from previously estimated amounts.

     Risks and uncertainties. The Plan provides for various investment options in a variety of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Plan's statement of net assets available for benefits.

     Expenses of administering the Plan. The Plan provides that the Employer will generally reimburse the Plan for administrative expenses paid by the Plan. The Employer paid a significant portion of the 2002 administrative expenses.

     Tax status. The Plan has been notified by the Internal Revenue Service that it is a qualified plan under Section 401(a) and Section 401(k) of the Internal Revenue Code (the "Code"), and is therefore exempt from federal income taxes under provisions of Section 501(a) of the Code.

     The Plan has been amended since it was notified of its exempt status by the Internal Revenue Service. Management believes the Plan currently is designed and operates in accordance with the applicable requirements of the Code and therefore remains exempt from federal income taxes under provisions of Section 501(a) of the Code. In February 2002, the Plan submitted the Plan's document to the Internal Revenue Service for approval.

Note 2 - Investments:

     General. The assets of the Plan are held and the related investment transactions are executed by Putnam Fiduciary Trust Company as trustee (the "Trustee") of the CompX Master 401(k) Plan Trust (the "Trust"). The Trust invests in publicly-traded registered investment companies, pooled funds administered by Putnam Investments and CompX International Inc. class A common stock (see Note 1). The Plan's investments are stated at fair value based on quoted market prices and net depreciation for the year is reflected in the Plan's statement of changes in net assets available for plan benefits. The net depreciation consists of realized gains or losses and unrealized appreciation or depreciation on investments.

     The following presents investments that represent 5 percent or more of the Plan's net assets at year end:

                                                              December 31,
                                                         2001            2002
                                                         ----            ----

Putnam Stable Value Fund (pooled fund) .........      $2,854,648      $3,491,376

Putnam Voyager Fund (class Y shares) ...........       3,043,075       2,138,814

PIMCO Total Return Fund ........................       1,113,511       1,398,213

Putnam Vista Fund (class Y shares) .............       2,006,590       1,244,218

Putnam S&P 500 Index Fund (pooled fund) ........         978,530         859,583

The George Putnam Fund of Boston
 (class Y shares) ..............................       1,004,358         743,085



Note 3 - Deposit of participant contributions:

     ERISA requires employers to transfer participant elective deferrals to the Plan's trust account within a specified period of time. In 2001, the Employer did not transfer certain contributions within the time required by ERISA. However, all contributions have been transferred to the Plan's trust account, and as prescribed by the regulations, additional amounts have been contributed.

                       COMPX CONTRIBUTORY RETIREMENT PLAN

         SCHEDULE H, line 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                December 31, 2002


                                                                          Fair
                                                                          value

*Putnam Stable Value Fund (Common/Collective Trust) ...........      $ 3,491,376
*Putnam Voyager Fund - Class Y ................................        2,138,814
*PIMCO Total Return Fund ......................................        1,398,213
*Putnam Vista Fund - Class Y ..................................        1,244,218
*Putnam S&P 500 Index Fund (Common/Collective Trust) ..........          859,583
*The George Putnam Fund of Boston - Class Y ...................          743,085
*Putnam International Growth Fund - Class Y ...................          555,665
*UAM ICM Small Company Portfolio Fund .........................          439,000
*Putnam Equity Income Fund - Class Y ..........................          377,728
*Putnam OTC and Emerging Growth Fund - Class Y ................          313,967
*Putnam Asset Allocation Fund -
  Conservative Portfolio - Class Y ............................           89,468
*Putnam Asset Allocation Fund -
  Balanced Portfolio - Class Y ................................           77,565
*Putnam Asset Allocation Fund -
  Growth Portfolio - Class Y ..................................           66,548
*Managers Special Equity Fund .................................           45,369

*CompX International Inc. Class A common stock ................          157,617

*Loans to participants (with interest rates from
  5.25% to 10.5%), mature through 2016 ........................          615,624
                                                                     -----------

                                                                     $12,613,840



* party in interest



                                                                EXHIBIT 1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-56163) of CompX International Inc. of our report dated June 6, 2003, relating to the financial statements and supplementary schedule of the CompX Contributory Retirement Plan, which appears in this Form 11-K.



                                               PricewaterhouseCoopers LLP




Dallas, Texas
June 23, 2003

                                                                    EXHIBIT 2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of CompX International Inc. (the Company) on Form 11-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  David A. Bowers
----------------------------------------------------------
David A. Bowers
Vice Chairman of the Board, President and Chief Executive Officer
(Chief Executive Officer)
June 23, 2003



/s/  Darryl R. Halbert
------------------------------------------------------------
Darryl R. Halbert
Vice President, Chief Financial Officer and Controller
June 23, 2003